EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints ROBERT D. SZNEWAJS and DAVID C. BOUC, and each of them, his or her true and lawful attorneys-in-fact and agents to sign post-effective amendments to currently effective registration statements on Forms S-8 filed prior to the date below by West Coast Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to remove from registration shares not yet sold under registration statements for plans that are no longer in use. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the post-effective amendments to the registration statements, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 23rd day of February, 2012.

Signature	Title

/s/ Robert D. Sznewajs	President and CEO and Director
Robert D. Sznewajs

/s/ Anders Giltvedt	Executive Vice President and Chief Financial Officer
Anders Giltvedt

/s/ Kevin M. McClung	Senior Vice President and Controller
Kevin M. McClung

/s/ Lloyd D. Ankeny	Director, Chairman of the Board
Lloyd D. Ankeny

/s/ David A. Dietzler	Director
David A. Dietzler

/s/ Henchy Enden	Director
Henchy Enden

/s/ Shmuel (Sam) Levinson	Director
Shmuel (Sam) Levinson

/s/ Steven J. Oliva	Director
Steven J. Oliva

/s/ John T. Pietrzak	Director
John T. Pietrzak

/s/ Steven N. Spence	Director
Steven N. Spence

/s/ Nancy A. Wilgenbusch, PhD.	Director
Nancy A. Wilgenbusch, PhD.